As filed with the Securities and Exchange Commission on August 13, 2020
Registration No. 333-___________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

9 METERS BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	27-3948465
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8480 Honeycutt Road, Suite 120 Raleigh, North Carolina	27615
(Address of Principal Executive Offices)	(Zip Code)

9 Meters Biopharma, Inc. 2012 Omnibus Incentive Plan, as amended
(Full title of the plan)

Edward J. Sitar
Chief Financial Officer
9 Meters Biopharma, Inc.
8480 Honeycutt Road, Suite 120
Raleigh, NC 27615
(919) 275-1933
(Name, address and telephone number, including area code, of agent for service)

COPIES TO:
Donald R. Reynolds, Esq.
Alexander M. Donaldson, Esq.
Lorna A. Knick, Esq.
Wyrick Robbins Yates & Ponton LLP
4101 Lake Boone Trail, Suite 300
Raleigh, North Carolina 27607
(919) 781-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

CALCULATION OF REGISTRATION FEE
Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share	15,000,000(2)	$0.51 (3)	$7,650,000 (3)	$992.97 (3)

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares of common stock, par value $0.0001 per share (the “Common Stock”) of 9 Meters Biopharma, Inc. (the “Registrant”) as may be issued to prevent dilution of the shares of Common Stock covered hereby resulting from stock splits, stock dividends or similar transactions.

(2) Consists of 15,000,000 additional shares reserved for issuance under 9 Meters Biopharma, Inc. 2012 Omnibus Incentive Plan, as amended (the “2012 Stock Plan”). Previously, 970,350 shares under the 2012 Stock Plan were registered under Registration Statement No. 333-215406; 3,000,000 shares under the 2012 Stock Plan were registered under Registration Statement No. 333-228830; and 5,804,441 shares under the 2012 Stock Plan were registered under Registration Statement No. 333-234598.

(3) Calculated solely for the purpose of this offering pursuant to Rule 457(h) on the basis of the average of the high and low prices of the Common Stock as reported on the Nasdaq Capital Market on August 10, 2020.

EXPLANATORY NOTE

This Registration Statement is being filed to register an additional 15,000,000 shares of 9 Meters Biopharma, Inc. (the “Registrant”) common stock, securities of the same class for which Registration Statements on Form S-8 relating to the 2012 Stock Plan are effective. Accordingly, the contents of the previous Registration Statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on November 8, 2019 (File No. 333-234598), December 18, 2018 (File No. 333-228830), and January 3, 2017 (File No. 333-215406), including periodic reports filed after the previous Registration Statements on Form S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission are hereby incorporated by reference in this Registration Statement:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 20, 2020;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020 filed on May 15, 2020;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020 filed on August 13, 2020;

•
our Current Reports on Form 8-K, filed with the SEC on January 10, 2020, January 22, 2020, February 12, 2020, February 14, 2020, February 18, 2020, March 12, 2020, March 19, 2020, April 6, 2020, April 9, 2020, April 21, 2020, April 22, 2020, May 4, 2020, May 5, 2020, May 8, 2020, May 11, 2020, May 27, 2020, June 24, 2020, June 29, 2020, June 30, 2020, July 2, 2020, July 6, 2020, July 21, 2020, July 22, 2020, July 28, 2020, and August 4, 2020 and our Current Report on Form 8-K/A filed on June 12, 2020; and

•
the description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on June 7, 2016 pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. However, any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission, including without limitation any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K, shall not be deemed to be incorporated by reference in this Registration Statement.

Any statement in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description
5.1	Opinion of Wyrick Robbins Yates & Ponton LLP.
23.1	Consent of Independent Registered Public Accounting Firm, Mayer Hoffman McCann P.C.
23.2	Consent of Wyrick Robbins Yates & Ponton LLP (contained in Exhibit 5.1).
24.1	Power of Attorney (contained on signature page).
99.1
2012 Omnibus Incentive Plan, as amended (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, dated June 30, 2020, as filed with the Commission on June 30, 2020).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on this 13th day of August, 2020.

9 METERS BIOPHARMA, INC.

By: /s/ John Temperato
John Temperato
Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints John Temperato and Edward Sitar, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ John Temperato	Chief Executive Officer and Director	August 13, 2020
John Temperato	(Principal Executive Officer)

/s/ Edward J. Sitar	Chief Financial Officer	August 13, 2020
Edward J. Sitar	(Principal Financial Officer and Principal Accounting Officer)

/s/ Mark Sirgo	Director	August 13, 2020
Mark Sirgo, Pharm.D.

/s/ Michael Constantino	Director	August 13, 2020
Michael Constantino

/s/Nissim Darvish	Director	August 13, 2020
Nissim Darvish, M.D., Ph.D.

/s/Lorin K. Johnson	Director	August 13, 2020
Lorin K. Johnson, Ph.D.

/s/Sandeep Laumas	Director	August 13, 2020
Sandeep Laumas, M.D.